As filed with the Securities and Exchange Commission on July 23, 2025

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact name of registrant as specified in its charter)

Florida	59-2260678
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

815 Colorado Avenue

Stuart, Florida 34994

(Address, including zip code, of Principal Executive Offices)

Seacoast Banking Corporation of Florida Amended 2021 Incentive Plan

(Full title of the plan)

Charles M. Shaffer
Chairman and Chief Executive Officer
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
(772) 287-4000
(Name, address and telephone number of agent for service)

With a copy to:
Randolph A. Moore III
Alston & Bird LLP
One Atlantic Center
1201 W. Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Seacoast Banking Corporation of Florida (the “Company”) has filed this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to register (i) 1,000,000 shares of the Company’s common stock, $0.10 par value per share (“Common Stock”), that may be issued under the Seacoast Banking Corporation of Florida Amended 2021 Incentive Plan (the “Plan”), and (ii) such additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan. The Company previously registered, for issuance under the Plan, an aggregate of 1,750,000 shares on a Form S-8 filed on June 29, 2021 (File No. 333-257522) and an aggregate of 2,000,000 shares on a Form S-8 filed on August 10, 2023 (File No. 333-273913).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(a)            The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

(b)            Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to participants pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to the Company’s Secretary at telephone number (772) 287-4000 or the address on the cover of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and deemed to be a part hereof (excluding any portions of such documents that are deemed to be “furnished” but not “filed” for purposes of the Exchange Act):

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on February 25, 2025;

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 7, 2025;

(c)	The information incorporated by reference into Part III of our Annual Report on Form 10-K from our Proxy Statement for the 2025 Annual Meeting, filed with the Commission on April 7, 2025;

(d)	The Company’s Current Reports on Form 8-K, filed with the Commission on February 28, 2025; March 5, 2025 (solely with respect to Item 1.01); May 15, 2025 (solely with respect to Item 8.01); May 22, 2025 (solely with respect to Item 5.07); May 29, 2025 (solely with respect to Items 1.01 and 8.01); and July 11, 2025 (solely with respect to Items 2.01 and 8.01); and

(e)	The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for purposes of updating such description.

All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Florida Business Corporation Act, as amended (the “FBCA”) permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, or that he or she reasonably believed was not unlawful. In the case of proceedings by or in the right of the corporation, the FBCA provides for indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

In the case of proceedings by or in the right of the corporation, the FBCA permits for indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Our bylaws contain indemnification provisions similar to the FBCA, and further provide that we may purchase and maintain insurance on behalf of directors, officers, employees and agents in their capacities as such, or serving at the request of the corporation, against any liabilities asserted against such persons whether or not we would have the power to indemnify such persons against such liability under our bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit 4.1.1	Amended and Restated Articles of Incorporation (incorporated herein by reference from Exhibit 3.1 to Seacoast’s Quarterly Report on Form 10-Q, filed May 10, 2006).
Exhibit 4.1.2	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated herein by reference from Exhibit 3.1 to Seacoast’s Form 8-K, filed December 23, 2008).
Exhibit 4.1.3	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated herein by reference from Exhibit 3.4 to Seacoast’s Form S-1, filed June 22, 2009).
Exhibit 4.1.4	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated herein by reference from Exhibit 3.1 to Seacoast’s Form 8-K, filed July 20, 2009).
Exhibit 4.1.5	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated herein by reference from Exhibit 3.1 to Seacoast’s Form 8-K, filed December 3, 2009).
Exhibit 4.1.6	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated herein by reference from Exhibit 3.1 to Seacoast’s Form 8-K/A, filed July 14, 2010).
Exhibit 4.1.7	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated herein by reference from Exhibit 3.1 to Seacoast’s Form 8-K, filed June 25, 2010).
Exhibit 4.1.8	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated herein by reference from Exhibit 3.1 to Seacoast’s Form 8-K, filed June 1, 2011).
Exhibit 4.1.9	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated herein by reference from Exhibit 3.1 to Seacoast’s Form 8-K, filed December 13, 2013).
Exhibit 4.1.10	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated herein by reference from Exhibit 3.1 to Seacoast’s Form 8-K, filed May 30, 2018).
Exhibit 4.1.11	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated herein by reference from Exhibit 3.1 to Seacoast’s Form 8-K, filed May 23, 2023).
Exhibit 4.1.12	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated herein by reference from Exhibit 3.1 to Seacoast’s Form 8-K, filed May 22, 2025).
Exhibit 4.2	Amended and Restated By-laws of the Corporation (incorporated herein by reference from Exhibit 3.1 to Seacoast’s Form 8-K, filed October 26, 2020).
Exhibit 5.1*	Opinion of Alston & Bird LLP.
Exhibit 23.1*	Consent of Alston & Bird LLP (included in Exhibit 5.1).
Exhibit 23.2*	Consent of Crowe LLP.
Exhibit 24.1*	Power of Attorney (included on the signature page of this Registration Statement).
Exhibit 99.1*	Seacoast Banking Corporation of Florida Amended 2021 Incentive Plan
Exhibit 107*	Filing Fee Table

* Filed herewith.

Item 9. Undertakings.

(a)	The Company hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)            The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stuart, State of Florida, on this 23rd day of July, 2025.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Charles M. Shaffer
Charles M. Shaffer
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles M. Shaffer, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles M. Shaffer	Chairman and Chief Executive Officer	July 23, 2025
Charles M. Shaffer	(Principal Executive Officer)

/s/ Tracey L. Dexter	Executive Vice President and Chief Financial Officer	July 23, 2025
Tracey L. Dexter	(Principal Financial and Accounting Officer)

/s/ Dennis J. Arczynski	Director	July 23, 2025
Dennis J. Arczynski

/s/ Eduardo J. Arriola	Director	July 23, 2025
Eduardo J. Arriola

/s/ Jacqueline L. Bradley	Director	July 23, 2025
Jacqueline L. Bradley

/s/ H. Gilbert Culbreth, Jr.	Director	July 23, 2025
H. Gilbert Culbreth, Jr.

/s/ Christopher E. Fogal	Director	July 23, 2025
Christopher E. Fogal

/s/ Maryann Goebel	Director	July 23, 2025
Maryann Goebel

/s/ Dennis S. Hudson, III	Director	July 23, 2025
Dennis S. Hudson, III

/s/ Robert J. Lipstein	Director	July 23, 2025
Robert J. Lipstein

/s/ Alvaro J. Monserrat	Director	July 23, 2025
Alvaro J. Monserrat

/s/ Joseph B. Shearouse, III	Director	July 23, 2025
Joseph B. Shearouse, III